Filed Pursuant to Rule 424(b)(2)

Registration No. 333-219630

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price	Amount of Registration Fee(1)
2.800% Senior Notes due 2024	$400,000,000	$396,332,000	$48,035.44
3.200% Senior Notes due 2029	$400,000,000	$393,972,000	$47,749.41
3.500% Senior Notes due 2039	$400,000,000	$383,320,000	$46,458.38
3.825% Senior Notes due 2059	$300,000,000	$286,731,000	$34,751.80

(1)	The registration fee, calculated in accordance with Rule 457(r), is being transmitted to the SEC on a deferred basis pursuant to Rule 456(b).

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 2, 2017)

The Boeing Company

$1,500,000,000

$400,000,000 2.800% Senior Notes due 2024

$400,000,000 3.200% Senior Notes due 2029

$400,000,000 3.500% Senior Notes due 2039

$300,000,000 3.825% Senior Notes due 2059

We are offering $400,000,000 aggregate principal amount of our 2.800% senior notes due 2024 (the “2024 notes”), $400,000,000 aggregate principal amount of our 3.200% senior notes due 2029 (the “2029 notes”), $400,000,000 aggregate principal amount of our 3.500% senior notes due 2039 (the “2039 notes”) and $300,000,000 aggregate principal amount of our 3.825% senior notes due 2059 (the “2059 notes” and, together with the 2024 notes, the 2029 notes, and the 2039 notes, the “notes”). The 2024 notes will mature on March 1, 2024. The 2029 notes will mature on March 1, 2029. The 2039 notes will mature on March 1, 2039. The 2059 notes will mature on March 1, 2059. We will pay interest on the notes on each March 1 and September 1, commencing on September 1, 2019.

We may redeem the notes prior to maturity, in whole or in part, at the respective redemption prices set forth herein. See “Description of Notes—Optional Redemption.” The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes will be our unsecured senior obligations. The notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any existing and future indebtedness that is subordinated to the notes.

Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2024 Note	Total	Per 2029 Note	Total	Per 2039 Note	Total	Per 2059 Note	Total
Price to Public(1)	99.083%	$396,332,000	98.493%	$393,972,000	95.830%	$383,320,000	95.577%	$286,731,000
Underwriting Discounts	0.350%	$1,400,000	0.450%	$1,800,000	0.750%	$3,000,000	0.925%	$2,775,000
Proceeds, before expenses, to The Boeing Company	98.733%	$394,932,000	98.043%	$392,172,000	95.080%	$380,320,000	94.652%	$283,956,000

(1) Plus accrued interest from February 15, 2019, if settlement occurs after that date.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

The underwriters expect to deliver the notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and the Euroclear Bank, S.A./N.V., against payment on or about February 15, 2019.

Joint Book-Running Managers for the 2024 Notes

BofA Merrill Lynch	Citigroup		J.P. Morgan

BBVA	Lloyds Securities	Morgan Stanley	US Bancorp

Joint Book-Running Managers for the 2029 Notes

BofA Merrill Lynch	Goldman Sachs & Co. LLC		MUFG

COMMERZBANK	Credit Agricole CIB	SOCIETE GENERALE	SunTrust Robinson Humphrey

Joint Book-Running Managers for the 2039 Notes

BofA Merrill Lynch	SMBC Nikko		Wells Fargo Securities

Barclays	BNP PARIBAS	RBC Capital Markets	Santander

Joint Book-Running Managers for the 2059 Notes

BofA Merrill Lynch	Credit Suisse		Mizuho Securities

Barclays	BNP PARIBAS	Deutsche Bank Securities	RBC Capital Markets

The date of this prospectus supplement is February 13, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering that we may provide to you. Neither The Boeing Company nor the underwriters have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither The Boeing Company nor the underwriters are making an offer of these notes in any jurisdiction where the offer is not permitted.

In connection with the offering, the underwriters are not acting for anyone other than Boeing and will not be responsible to anyone other than Boeing for providing the protections afforded to their clients nor for providing advice in relation to the offering.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the accompanying prospectus in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, in the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The Boeing Company’s business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain information about The Boeing Company and the notes. They also refer to information contained in other documents that we file with the SEC.

The terms “Boeing,” “we,” “us” and “our” as used in this prospectus supplement refer to The Boeing Company.

MiFID II Product Governance / Professional investors and eligible counterparties only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

S-ii

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or included or incorporated by reference in the accompanying prospectus may be “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, those set forth below and other important factors disclosed previously and from time-to-time in our other filings with the SEC:

•	general conditions in the economy and our industry, including those due to regulatory changes;

•	our reliance on our commercial airline customers;

•

the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards;

•	changing budget and appropriation levels and acquisition priorities of the U.S. government;

•	our dependence on U.S. government contracts;

•	our reliance on fixed-price contracts;

•	our reliance on cost-type contracts;

•	uncertainties concerning contracts that include in-orbit incentive payments;

•	our dependence on our subcontractors and suppliers, as well as the availability of raw materials;

•	changes in accounting estimates;

•	changes in the competitive landscape in our markets;

•	our non-U.S. operations, including sales to non-U.S. customers;

•	threats to the security of our or our customers’ information;

•	potential adverse developments in new or pending litigation and/or government investigations;

•	customer and aircraft concentration in our customer financing portfolio;

•	changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments;

•	realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures;

•	the adequacy of our insurance coverage to cover significant risk exposures;

•	potential business disruptions, including those related to physical security threats, information technology or cyber attacks, sanctions or natural disasters;

•	work stoppages or other labor disruptions;

•	substantial pension and other postretirement benefit obligations; and

•	potential environmental liabilities.

S-iii

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in our periodic reports filed with the SEC.

The Boeing Company

The Boeing Company is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Our products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. We are organized based on the products and services we offer. We operate in four reportable segments:

•	Commercial Airplanes;

•	Defense, Space & Security;

•	Global Services; and

•	Boeing Capital.

The Boeing Company was incorporated in Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive offices are located at 100 N. Riverside, Chicago, Illinois 60606-1596 and our telephone number is (312) 544-2000. We maintain a website at www.boeing.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

The information above concerning The Boeing Company is only a summary and does not purport to be comprehensive. For additional information about The Boeing Company, you should refer to the information described in “Where You Can Find More Information” in the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer	The Boeing Company

Notes Offered	$1,500,000,000 aggregate principal amount of notes, consisting of:

•	$400,000,000 aggregate principal amount of 2.800% senior notes due 2024;

•	$400,000,000 aggregate principal amount of 3.200% senior notes due 2029;

•	$400,000,000 aggregate principal amount of 3.500% senior notes due 2039; and

•	$300,000,000 aggregate principal amount of 3.825% senior notes due 2059.

Maturity Date

The 2024 notes will mature on March 1, 2024, the 2029 notes will mature on March 1, 2029, the 2039 notes will mature on March 1, 2039 and the 2059 notes will mature on March 1, 2059, unless the notes are redeemed in whole as described below under “Description of Notes—Optional Redemption.”

Interest Rate	The 2024 notes will bear interest from February 15, 2019 at the rate of 2.800% per annum, payable semi-annually in arrears.

The 2029 notes will bear interest from February 15, 2019 at the rate of 3.200% per annum, payable semi-annually in arrears.

The 2039 notes will bear interest from February 15, 2019 at the rate of 3.500% per annum, payable semi-annually in arrears.

The 2059 notes will bear interest from February 15, 2019 at the rate of 3.825% per annum, payable semi-annually in arrears.

Interest Payment Dates	March 1 and September 1 of each year, commencing on September 1, 2019.

Use of Proceeds

We expect the net proceeds from this offering to be approximately $1.45 billion, after deducting the underwriting discounts and our estimated offering expenses totaling approximately $2.5 million. We intend to use the net proceeds from this offering for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. See the section titled “Use of Proceeds” in this prospectus supplement.

Optional Redemption	The notes will be redeemable at our option in whole at any time, or in part from time to time, prior to their maturity. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Prior to February 1, 2024, December 1, 2028, September 1, 2038 and September 1, 2058 (one month, three months, six months and six months prior to maturity of the 2024 notes, 2029 notes, 2039 notes and the 2059 notes, respectively), the notes will be subject to redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments (as defined in this prospectus supplement) on the notes to be redeemed that would be due if the notes to be redeemed matured on the Par Call Date (as defined below), plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using the Treasury Rate (as defined in this prospectus supplement) applicable to such notes, plus 10 basis points, 15 basis points, 15 basis points and 20 basis points for the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively.

On or after February 1, 2024, December 1, 2028, September 1, 2038 and September 1, 2058 (one month, three months, six months and six months prior to maturity of the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively) (each, a “Par Call Date”), we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. See “Description of Notes—Optional Redemption” for more information.

Ranking

The notes will be our unsecured senior obligations. The notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any existing and future indebtedness that is subordinated to the notes. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness and liabilities of our subsidiaries.

Certain Covenants	The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to:

•	create liens without equally and ratably securing the notes; and

•	engage in certain sale and leaseback transactions.

The indenture also limits our ability to engage in mergers, consolidations and certain sales of assets. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Debt Securities—Limitation on Liens” and “Description of Debt Securities—Sale and Leaseback Transactions” in the accompanying prospectus.

Additional Notes	We may, without notice to or consent of the holders or beneficial owners of any series of the notes, issue additional notes in a separate offering having the same ranking, interest rate, maturity and other terms as the notes of a particular series. The notes of such series and any such additional notes will constitute a single series under the indenture.

No Listing

We do not intend to list the notes on any securities exchange or automated dealer quotation system. The notes will be new securities for which there currently is no public market. See “Risk Factors—Risks Related to the Offering—There may not be active trading markets for the notes” in this prospectus supplement.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes will be, and the indenture pursuant to which we will issue the notes is, governed by the laws of the State of New York.

Risk Factors

Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of an investment in the notes in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any notes that may be offered, please read “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, as well as those risk factors included below that are related to this offering. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are obligations exclusively of The Boeing Company and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2018, our subsidiaries had approximately $0.7 billion of outstanding debt.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See the sections titled “Description of Debt Securities—Limitation on Liens” and “Description of Debt Securities—Sale and Leaseback Transactions” in the accompanying prospectus. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate notes and market interest rates increase, the market value of your fixed rate notes may decline.

There may not be active trading markets for the notes.

The notes are a new issue of securities for which currently there is no trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you may be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $1.45 billion, after deducting the underwriting discounts and our estimated offering expenses totaling approximately $2.5 million. We intend to use the net proceeds from this offering for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

DESCRIPTION OF NOTES

The following description of the notes offered by this prospectus supplement is intended to supplement, and to the extent inconsistent to replace, the more general terms and provisions of the debt securities described in the accompanying prospectus, to which we refer you. Each series of notes is a separate series of debt securities. This description of the notes is only a summary and may not include all the information that is important to you. You should read the indenture we refer to below and the notes for more details regarding our obligations and your rights with respect to the notes. As used in this “Description of Notes,” unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us” and “ours,” mean The Boeing Company and not its subsidiaries.

General

The notes will be issued as separate series of senior debt securities under a senior indenture dated February 1, 2003 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, or any successor trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The 2024 notes will mature on March 1, 2024, the 2029 notes will mature on March 1, 2029, the 2039 notes will mature on March 1, 2039 and the 2059 notes will mature on March 1, 2059, respectively, unless earlier redeemed, each at 100% of their respective principal amounts. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series.

The original principal amount of the 2024 notes will be $400,000,000.

The original principal amount of the 2029 notes will be $400,000,000.

The original principal amount of the 2039 notes will be $400,000,000.

The original principal amount of the 2059 notes will be $300,000,000.

We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms and, in some cases, the public offering price and the first interest payment date as, and ranking equally and ratably with, the notes of such series. Any additional debt securities having such similar terms, together with the notes of such series, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the notes of such series.

The 2024 notes will bear interest at the rate of 2.800% per year from February 15, 2019, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2019, to the persons in whose names the notes were registered at the close of business on the immediately preceding February 15 and August 15, respectively (whether or not a business day). Interest on the 2024 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2029 notes will bear interest at the rate of 3.200% per year from February 15, 2019, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2019, to the persons in whose names the notes were registered at the close of business on the immediately preceding February 15 and August 15, respectively (whether or not a business day). Interest on the 2029 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2039 notes will bear interest at the rate of 3.500% per year from February 15, 2019, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2019, to the persons in whose names the notes were registered at the close of business on the immediately preceding February 15 and August 15, respectively (whether or not a business day). Interest on the 2039 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2059 notes will bear interest at the rate of 3.825% per year from February 15, 2019, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2019, to the persons in whose names the notes were registered at the close of business on the immediately preceding February 15 and August 15, respectively (whether or not a business day). Interest on the 2059 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

Any payment otherwise required to be made in respect of notes on a date that is not a business day for the notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment for the notes. A business day is defined in the indenture as a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

The notes will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). The notes will be available only in book-entry form. Refer to “Book-Entry, Delivery and Form” below.

We will initially appoint the trustee at its corporate trust office as a paying agent, transfer agent and registrar for the notes. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.

Optional Redemption

Prior to February 1, 2024, December 1, 2028, September 1, 2038 and September 1, 2058 (one month, three months, six months and six months prior to maturity of the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively), the notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 10 days, but not more than 60 days, prior notice to each registered holder of the series of notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) on the notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to such notes, plus 10 basis points, 15 basis points, 15 basis points and 20 basis points for the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively, plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the redemption date.

On or after February 1, 2024, December 1, 2028, September 1, 2038 and September 1, 2058 (one months, three months, six months and six months prior to maturity of the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively), we may redeem the notes, in whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice to the registered holders thereof at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. The trustee shall have no responsibility for calculating any redemption price.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the notes being redeemed (assuming the notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations (as defined below) for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations;

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all such quotations obtained by us; or

•	if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below), to be appointed by us.

“Par Call Date” means February 1, 2024 with respect to the 2024 notes, December 1, 2028 with respect to the 2029 notes, September 1, 2038 with respect to the 2039 notes and September 1, 2058 with respect to the 2059 notes, the date that is one month, three months, six months and six months prior to the maturity date of the 2024 notes, the 2029 notes, the 2039 notes and the 2059 notes, respectively.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer (as defined below) and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner and Smith Incorporated and one other treasury dealer selected by us, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (each, a “Primary Treasury Dealer”), we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue, provided that, if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated by us on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with the procedures of DTC; provided, however, that a partial redemption must be in an amount not less than $1,000,000 principal amount of notes.

Ranking

The notes will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.

Certain Covenants

Certain covenants in the indenture limit our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens, and enter into sale and leaseback transactions. For a description of these covenants, see the sections titled “Description of Debt Securities—Limitation on Liens” and “Description of Debt Securities—Sale and Leaseback Transactions” in the accompanying prospectus.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, under the indenture, has a designated office at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

From time to time, we may borrow from the trustee or its affiliates. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates.

We will designate the trustee as our sole paying agent for the notes.

Governing Law

The indenture and the notes for all purposes will be governed by and construed in accordance with the internal laws of the State of New York. Actions regarding the notes may be brought in any court of competent jurisdiction in the United States.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of the notes will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Book-Entry, Delivery and Form

We have obtained the information in this section or in the accompanying prospectus concerning DTC, Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear Bank, S.A./N.V. (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described in the accompanying prospectus under the heading “Description of Debt Securities—Form, Exchange, Registration and Transfer”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest will be made by us in immediately available funds.

All secondary trading in the notes will settle in immediately available funds.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary deals only with beneficial owners of notes that purchase the notes in this offering at their issue price (generally, for a series of notes, the first price at which a substantial amount of notes of such series are sold for money to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, “expatriated entities” subject to section 7874 of the Code, certain former citizens or residents of the United States subject to section 877 of the Code, taxpayers subject to the alternative minimum tax, persons subject to special tax accounting rules as a result of gross income with respect to the notes being taken into account in an applicable financial statement, and persons subject to the base erosion and anti-abuse tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar. Moreover, the effects of any applicable United States federal estate or gift, state, local or non-United States tax laws and any tax arising under section 1411 of the Code (the “Medicare” tax on certain investment income) are not discussed.

In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding notes, then you should consult your own tax advisors.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the United States federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Effect of Certain Contingencies

In certain circumstances, we may be required to pay amounts on the notes in addition to stated principal and interest (e.g., in the circumstances described under “Description of Notes—Optional Redemption”). These potential payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” One or more contingencies will not cause a series of the notes to be treated as contingent payment debt instruments if, as of the issue date of such series of notes, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts does not result in any series of the notes being treated as contingent payment debt instruments under applicable Treasury regulations. This position is based on our determination that, as of the issue date of the notes, the possibility that additional amounts will have to be paid is a remote or incidental contingency within the meaning of applicable Treasury regulations.

Our determination that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, then the notes(or one or more series of notes) may be treated as contingent payment debt instruments. In that case, regardless of a holder’s regular method of accounting for United States federal income tax purposes, a holder subject to United States federal income taxation may be required to accrue ordinary interest income on such notes at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of such notes as ordinary income rather than capital gain. Holders of notes should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for United States federal income tax purposes.

United States Holders

The term “United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

Payment of stated interest

Stated interest on a note will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) the holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder has held the note for more than one year. In general, long-term capital gains of a non-corporate United States Holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. United States Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

Information reporting and backup withholding tax

In general, we must report certain information to the IRS with respect to payments to certain non-corporate United States Holders of principal, premium, if any, and interest on a note, and payments of the proceeds of the sale or other disposition of a note to certain United States Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, if (i) the payee fails to furnish a correct taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

The term “non-United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to non-United States Holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States Holder in respect of the notes at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	non-United States Holders that are engaged in the conduct of a United States trade or business.

Payment of interest

Subject to the discussions on backup withholding tax and FATCA below, interest paid on a note by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption” provided that (i) the non-United States Holder does not, actually or constructively, own 10 percent or more of the combined voting power of all classes of our stock entitled to vote, (ii) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (iii) the non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (iv) either (a) the non-United States Holder provides to us or our paying agent a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’

securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from the non-United States Holder or a qualifying intermediary and furnishes a copy to us or our agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries.

If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the holder provides us or our agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) establishing an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty.

Sale, exchange, redemption, retirement or other disposition of notes

Subject to the discussions on backup withholding tax and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “Non-United States Holders—Payment of interest”) unless the non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. If a non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption, retirement or other disposition of a note, and certain other requirements are met, then such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such realized gain, which may be offset by certain United States-source capital losses.

Information reporting and backup withholding tax

The amount of interest paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.

Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing a properly completed IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from the disposition of, a note, unless we or our paying agent know or have reason to know that the holder is a United States person. Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption or retirement) of a note are as follows:

•

If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding tax and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States Related Person”), a non-United States Holder will not be subject to backup withholding tax or information reporting.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-United States Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Subject to certain limitations, under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), there is a withholding tax of 30 percent imposed on U.S.-source interest income paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country; or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity or certifies that it does not have any substantial United States owners, which generally include any United States person who directly or indirectly owns more than 10 percent of the entity. Each investor is encouraged to consult with its tax advisor regarding the implications of FATCA on their investment in a note.

UNDERWRITING

We are offering the notes described in this prospectus supplement through the underwriters named below. We have entered into a purchase agreement with the underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives with respect to the 2024 notes, the underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and MUFG Securities Americas Inc. are acting as representatives with respect to the 2029 notes, the underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives with respect to the 2039 notes and the underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Mizuho Securities USA LLC are acting as representatives, with respect to the 2059 notes. Subject to the terms and conditions of the purchase agreement, each of the underwriters severally agreed to purchase the principal amount of notes listed next to its name in the following table:

Name of Purchaser	Principal Amount of 2024 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$34,800,000
Citigroup Global Markets Inc.	32,200,000
J.P. Morgan Securities LLC	32,200,000
BBVA Securities Inc.	19,800,000
Lloyds Securities Inc.	19,800,000
Morgan Stanley & Co. LLC	19,800,000
U.S. Bancorp Investments, Inc.	19,800,000
Barclays Capital Inc.	9,600,000
BNP Paribas Securities Corp.	9,600,000
Commerz Markets LLC	9,600,000
Credit Agricole Securities (USA) Inc.	9,600,000
Credit Suisse Securities (USA) LLC	9,600,000
Deutsche Bank Securities Inc.	9,600,000
Goldman Sachs & Co. LLC	9,600,000
Mizuho Securities USA LLC	9,600,000
MUFG Securities Americas Inc.	9,600,000
RBC Capital Markets, LLC	9,600,000
Santander Investment Securities Inc.	9,600,000
SG Americas Securities, LLC	9,600,000
SMBC Nikko Securities America, Inc.	9,600,000
SunTrust Robinson Humphrey, Inc.	9,600,000
Wells Fargo Securities, LLC	9,600,000
ICBC Standard Bank Plc	9,600,000
ANZ Securities, Inc.	8,000,000
Standard Chartered Bank	8,000,000
Westpac Capital Markets LLC	8,000,000
Academy Securities Inc.	4,000,000
Apto Partners, LLC	4,000,000
Cabrera Capital Markets, LLC	4,000,000
Loop Capital Markets LLC	4,000,000
MFR Securities, Inc.	4,000,000
Penserra Securities LLC	4,000,000
R. Seelaus & Co., LLC.	4,000,000
Stern Brothers	4,000,000
Telsey Advisory Group LLC	4,000,000
The Williams Capital Group, L.P.	4,000,000
Tribal Capital Markets, LLC	4,000,000

Total	$400,000,000

Name of Purchaser	Principal Amount of 2029 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$45,200,000
Goldman Sachs & Co. LLC	27,200,000
MUFG Securities Americas Inc.	27,200,000
Commerz Markets LLC	21,900,000
Credit Agricole Securities (USA) Inc.	21,900,000
SG Americas Securities, LLC	21,900,000
SunTrust Robinson Humphrey, Inc.	21,900,000
Barclays Capital Inc.	9,800,000
BBVA Securities Inc.	9,800,000
BNP Paribas Securities Corp.	9,800,000
Citigroup Global Markets Inc.	9,800,000
Credit Suisse Securities (USA) LLC	9,800,000
Deutsche Bank Securities Inc.	9,800,000
J.P. Morgan Securities LLC	9,800,000
Lloyds Securities Inc.	9,800,000
Mizuho Securities USA LLC	9,800,000
Morgan Stanley & Co. LLC	9,800,000
RBC Capital Markets, LLC	9,800,000
Santander Investment Securities Inc.	9,800,000
SMBC Nikko Securities America, Inc.	9,800,000
U.S. Bancorp Investments, Inc.	9,800,000
Wells Fargo Securities, LLC	9,800,000
ICBC Standard Bank Plc	9,800,000
ANZ Securities, Inc.	8,000,000
Standard Chartered Bank	8,000,000
Westpac Capital Markets LLC	8,000,000
Academy Securities Inc.	4,000,000
Apto Partners, LLC	4,000,000
Cabrera Capital Markets, LLC	4,000,000
Loop Capital Markets LLC	4,000,000
MFR Securities, Inc.	4,000,000
R. Seelaus & Co., LLC	4,000,000
Stern Brothers	4,000,000
Tribal Capital Markets, LLC	4,000,000

Total	$400,000,000

Name of Purchaser	Principal Amount of 2039 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$54,800,000
SMBC Nikko Securities America, Inc.	20,600,000
Wells Fargo Securities, LLC	20,600,000
Barclays Capital Inc.	20,000,000
BNP Paribas Securities Corp.	20,000,000
RBC Capital Markets, LLC	20,000,000
Santander Investment Securities Inc.	20,000,000
BBVA Securities Inc.	10,000,000
Citigroup Global Markets Inc.	10,000,000
Commerz Markets LLC	10,000,000
Credit Agricole Securities (USA) Inc.	10,000,000
Credit Suisse Securities (USA) LLC	10,000,000
Deutsche Bank Securities Inc.	10,000,000
Goldman Sachs & Co. LLC	10,000,000
J.P. Morgan Securities LLC	10,000,000
Lloyds Securities Inc.	10,000,000
Mizuho Securities USA LLC	10,000,000
Morgan Stanley & Co. LLC	10,000,000
MUFG Securities Americas Inc.	10,000,000
SG Americas Securities, LLC	10,000,000
SunTrust Robinson Humphrey, Inc.	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000
ICBC Standard Bank Plc.	10,000,000
ANZ Securities, Inc	8,000,000
Standard Chartered Bank.	8,000,000
Westpac Capital Markets LLC.	8,000,000
Academy Securities Inc	8,000,000
Loop Capital Markets LLC.	8,000,000
Penserra Securities LLC.	8,000,000
Telsey Advisory Group LLC.	8,000,000
The Williams Capital Group, L.P..	8,000,000

Total	$400,000,000

Name of Purchaser	Principal Amount of 2059 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$29,250,000
Credit Suisse Securities (USA) LLC	15,930,000
Mizuho Securities USA LLC	15,930,000
Barclays Capital Inc.	15,660,000
BNP Paribas Securities Corp.	15,660,000
Deutsche Bank Securities Inc.	15,660,000
RBC Capital Markets, LLC	15,660,000
BBVA Securities Inc.	7,500,000
Citigroup Global Markets Inc.	7,500,000
Commerz Markets LLC	7,500,000
Credit Agricole Securities (USA) Inc.	7,500,000
Goldman Sachs & Co. LLC	7,500,000
J.P. Morgan Securities LLC	7,500,000
Lloyds Securities Inc.	7,500,000
Morgan Stanley & Co. LLC	7,500,000
MUFG Securities Americas Inc.	7,500,000
Santander Investment Securities Inc.	7,500,000
SG Americas Securities, LLC	7,500,000
SMBC Nikko Securities America, Inc.	7,500,000
SunTrust Robinson Humphrey, Inc.	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000
Wells Fargo Securities, LLC	7,500,000
ICBC Standard Bank Plc	7,500,000
ANZ Securities, Inc.	7,500,000
Standard Chartered Bank	7,500,000
Westpac Capital Markets LLC	7,500,000
Academy Securities Inc.	3,750,000
Blaylock Van, LLC	3,750,000
C.L. King & Associates, Inc.	3,750,000
Drexel Hamilton, LLC	3,750,000
Guzman & Company	3,750,000
Loop Capital Markets LLC	3,750,000
Mischler Financial Group, Inc.	3,750,000
Multi-Bank Securities, Inc.	3,750,000
Samuel A. Ramirez & Company, Inc.	3,750,000

Total	$300,000,000

The purchase agreement provides that the underwriters must buy all of the notes if they buy any of them.

The notes are offered subject to a number of conditions, including receipt and acceptance of the notes by the underwriters; and the underwriters’ right to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public at the offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the applicable public offering price less a concession of up to 0.200% of the principal amount of the 2024 notes, 0.250% of the principal amount of the 2029 notes, 0.450% of the principal amount of the 2039 notes and 0.500% of the principal amount of the 2059 notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.150% of the principal amount of the 2024 notes, 0.200% of the principal amount of the 2029 notes, 0.250% of the principal amount of the 2039 notes and 0.300% of the principal amount of the 2059 notes. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the notes.

	Per 2024 Note	Total	Per 2029 Note	Total	Per 2039 Note	Total	Per 2059 Note	Total
Underwriting discount paid by us	0.350%	$1,400,000	0.450%	$1,800,000	0.750%	$3,000,000	0.925%	$2,775,000

We estimate that the total expenses of this notes offering payable by us, not including the underwriting discounts, will be approximately $2.5 million.

Each of the underwriters has represented that to the extent it is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by the Financial Industry Regulatory Authority, Inc. regulations.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Price Stabilization, Short Positions

In connection with the offering, the underwriters (or persons acting on their behalf) may over allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the offer of the notes and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which Boeing received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes, whichever is earlier. Any stabilization action or over allotment must be conducted by the relevant underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf).

In connection with the offering of the notes, the rules of the SEC permit the underwriters to engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriters create a short position in the notes (that is, if they sell a larger principal amount of the notes than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Directive, provided that no such offer of notes shall require Boeing or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case in relation to such offer.

Neither Boeing nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Directive, provided that no such offer of notes shall require Boeing or any underwriter to publish a prospectus or supplement a prospectus pursuant to the Prospectus Directive for such offer. Neither Boeing nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Member State concerned.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes.

Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any retail investor (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Each person located in a Member State of the EEA to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Boeing that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Directive, is: (1) a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) not a “retail investor” (as defined above).

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that it:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21 (1) of the FSMA does not apply to Boeing; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Listing and Trading

The notes will not be listed on any securities exchange or included in any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot assure you as to the liquidity of the trading market for the notes.

Sale of Similar Securities

We have agreed that we will not offer to sell any of our debt securities (other than the notes) which are substantially similar to the notes for a period of 10 days after the closing date of this notes offering, without the prior written consent of the representatives.

Indemnification and Contribution

We have agreed to indemnify the several underwriters and their controlling persons and certain affiliates against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters and these controlling persons and affiliates may be required to make in respect of those liabilities.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates are lenders under our or certain of our affiliates’ credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

LEGAL MATTERS

Certain legal matters with respect to the offering of the notes will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. The underwriters have been represented by Shearman & Sterling LLP, New York, New York.

PROSPECTUS

THE BOEING COMPANY

Senior Debt Securities

Subordinated Debt Securities

Common Stock

The Boeing Company may offer from time to time, in one or more offerings, any combination of its senior debt securities and subordinated debt securities. The common stock registered hereby is solely for issuance upon the conversion features, if any, of debt securities.

We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange under the symbol “BA.”

Investing in our securities involves risks. You should carefully consider the information set forth under “Risk Factors” on page 2 of this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the securities described in this prospectus.

Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

The terms “Boeing,” “we,” “us,” and “our” as used in this prospectus refer to The Boeing Company. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE BOEING COMPANY

The Boeing Company is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Our products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. We are organized based on the products and services we offer. Our historical financial statements report our operations in five principal segments: Boeing Commercial Airplanes (“BCA”); three segments that together comprised the Boeing Defense, Space & Security (“BDS”) business—Boeing Military Aircraft, Network & Space Systems, and Global Services & Support; and Boeing Capital Corporation (“BCC”).

In November 2016, we announced plans for the formation of a dedicated services business, Boeing Global Services (“BGS”). BGS became operational on July 1, 2017, and, beginning with the third quarter of 2017, we expect to report our financial results in four principal segments: BCA, BDS, BGS, and BCC.

The Boeing Company was incorporated in Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive offices are located at 100 N. Riverside Plaza, Chicago, Illinois 60606-1596 and our telephone number is (312) 544-2000. We maintain a website at www.boeing.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. Before making an investment decision, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. These risks could materially adversely affect our business, financial condition, results of operations, cash flows or prospects. You could lose all or part of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to:

(1)	general conditions in the economy and our industry, including those due to regulatory changes;

(2)	our reliance on our commercial airline customers;

(3)

the overall health of our aircraft production system, planned production rate targets across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards;

(4)	changing budget and appropriation levels and acquisition priorities of the U.S. government;

(5)	our dependence on U.S. government contracts;

(6)	our reliance on fixed-price contracts;

(7)	our reliance on cost-type contracts;

(8)	uncertainties concerning contracts that include in-orbit incentive payments;

(9)	our dependence on our subcontractors and suppliers as well as the availability of raw materials;

(10)	changes in accounting estimates;

(11)	changes in the competitive landscape in our markets;

(12)	our non-U.S. operations, including sales to non-U.S. customers;

(13)	potential adverse developments in new or pending litigation and/or government investigations;

(14)	customer and aircraft concentration in BCC’s customer financing portfolio;

(15)	changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments;

(16)	realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures;

(17)	the adequacy of our insurance coverage to cover significant risk exposures;

(18)	potential business disruptions, including those related to physical security threats, information technology or cyber attacks, epidemics, sanctions or natural disasters;

(19)	work stoppages or other labor disruptions;

(20)	significant changes in discount rates and actual investment return on pension assets;

(21)	potential environmental liabilities; and

(22)	threats to the security of our or our customers’ information.

Additional information regarding these and other factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, repurchases of common stock, acquisitions, additions to working capital, capital expenditures, pension funding and funding and investments in our subsidiaries including BCC. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

Six Months Ended June 31,	Year Ended December 31,
2017	2016	2015	2014	2013	2012
15.9x	10.3x	13.8x	13.8x	11.4x	9.8x

For the purposes of the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, fixed charges excluding capitalized interest, the amortization of previously capitalized interest, and a net adjustment for earnings/loss from affiliates. Fixed charges consist of interest and debt expense, interest capitalized during the period, and rentals deemed representative of an interest factor. Interest and debt expense excludes tax-related interest expense which is reported as a component of income tax expense in our consolidated financial statements.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities, subordinated debt securities and debt securities that are convertible into our common stock. Senior debt securities will be issued under the senior indenture dated February 1, 2003 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, or any successor trustee, as amended from time to time. Subordinated debt securities will be issued under a separate subordinated indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. or a trustee or trustees identified in the prospectus supplement. The indentures are filed as exhibits to the registration statement of which this prospectus is a part.

The following description relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are incomplete and may not include all the information that is important to you. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered.

General

The debt securities will be unsecured general obligations of The Boeing Company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated to all of our existing and future senior indebtedness as described below under “Subordination.” Neither indenture limits the amount of debt securities that may be issued thereunder. The indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to additional terms such as the following:

•	the title of the debt securities being offered and whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount and the denominations in which the debt securities are being offered;

•	the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, or the formula by which the interest will be calculated;

•	the date or dates from which interest on the debt securities will accrue, and the method by which such interest will be paid;

•	the place or places of payments on the debt securities;

•

the place or places where the debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

•	the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

•	any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

•	any provisions for the establishment of a sinking, purchase or other similar fund, if any;

•

the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form;

•	any provisions modifying the defeasance and covenant defeasance provisions;

•	whether the debt securities will be issued in whole or in part in the form of a global certificate;

•

any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

•

the currency, currencies or currency unit or composite currency in which the debt securities will be denominated and/or in which the principal, premium, if any, or interest on the debt securities will be payable, and any index used to determine the amount of principal, premium, if any, or interest on such debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants applicable to such debt securities, whether or not consistent with the events of default or covenants contained in the indenture as originally executed;

•	any conversion features; and

•	any other terms of the debt securities.

Form, Exchange, Registration and Transfer

The debt securities of a series may be issued in fully registered form. The debt securities of a series may be issuable in permanent global form. The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose as indicated in the applicable prospectus supplement. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to (1) register the transfer or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on the day of mailing of the notice of redemption, if the debt securities of such series are issuable only as registered securities; or (2) register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed.

Interest and Interest Rates

Unless otherwise specified in a prospectus supplement or a term sheet, each debt security will begin to accrue interest from the date it is originally issued or from a specified date.

Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last interest payment date, as the case may be, to but excluding the applicable interest payment date or the maturity date of the security.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an interest payment date other than a maturity date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the maturity date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose.

The prospectus supplement for the debt securities will specify the interest rate. Unless otherwise specified, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable semiannually in arrears on dates specified in the applicable prospectus supplement. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an interest payment date for any fixed rate note is not a business day, principal of, premium, if any, and interest on that security will be paid on the next business day, and no interest will accrue from and after the Maturity Date or interest payment date. Interest on debt securities will be paid to holders of record as of each regular record date. Unless otherwise specified in a prospectus supplement, a “regular record date” will be the fifteenth calendar day (whether or not a business day) preceding the applicable Interest Payment Date.

Payment

We will make payments of principal, premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by the trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

We will designate the trustee as our sole paying agent for debt securities issuable solely as registered securities. Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

Any moneys we pay to a paying agent for the payment of principal, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, the notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of The Boeing Company, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered; or

•	we determine not to have the notes represented by a global security and notify the trustee of our decision.

In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of our paying agent, The Bank of New York Mellon Trust Company, N.A.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described herein, and any of the procedures may change or be discontinued at any time.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement, we may redeem the debt securities at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on the debt securities, being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to such, debt securities, plus the rate specified in the applicable prospectus supplement plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue, provided that, if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or (ii) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated by us on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date for any notes (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (ii) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by us.

“Reference Treasury Dealer” will be specified in the applicable prospectus supplement.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

If we issue original issue discount debt securities, which are debt securities issued at a discount from the principal amount payable on the maturity date (including zero coupon debt securities), that are identified as such in the applicable prospectus supplement, the amount payable in the event of redemption or repayment prior to its stated maturity date will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of such a security will be equal to (i) the issue price specified in the applicable prospectus supplement plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

We may at any time purchase debt securities at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Definitions

The following defined terms will be used in this description of the indenture covenants:

•

“attributable debt” in respect of any sale and leaseback transaction means, as of any time of determination, the lesser of (1) the sale price of the principal property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments of, if such interest factor cannot be readily determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

•

“consolidated net tangible assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Boeing Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

•	“debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

•	“lien” means any pledge, mortgage, lien, encumbrance or security interest.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

•

“principal property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by The Boeing Company or a subsidiary, exclusive of (1) motor vehicles, mobile materials-handling equipment and other rolling stock, (2) office furnishings and equipment, information and electronic data processing equipment, (3) any property financed through industrial development bonds, (4) any real property held for development or sale, (5) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 15% of consolidated net tangible assets or (6) any property which our Board of Directors determines is not material to the operation of the business of The Boeing Company and its subsidiaries taken as a whole.

•

“senior indebtedness” means all of the indebtedness of, or guaranteed by, The Boeing Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of The Boeing Company.

•

“subordinated indebtedness” means the subordinated debt securities and all other indebtedness of, or guaranteed by, The Boeing Company whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

•	“subsidiary” means any company the voting stock of which is more than 50% owned and controlled by The Boeing Company or a subsidiary of The Boeing Company.

•

“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Maintenance of Principal Properties

The indentures provide that we will cause all of our principal properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will cause such repairs, renewals, replacements, betterments and improvements to be made to our principal properties that, in our judgment, are required in order to continue to carry on the business conducted at our principal properties. However, the indentures do not prevent us from discontinuing the operation or maintenance or disposing of any principal property if we determine that the action is desirable.

Limitation on Liens

So long as any debt securities are outstanding under the senior indenture:

•

The Boeing Company will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any principal property owned by The Boeing Company or any subsidiary; and

•

The Boeing Company will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any shares of capital stock or debt of any subsidiary.

However, any of the actions described in the first two bullet points under “Limitation on Liens” above may be taken if:

•	the securities under the indenture are equally and ratably secured; or

•

the aggregate principal amount of the secured debt then outstanding plus the attributable debt of The Boeing Company and its subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when The Boeing Company first issues securities pursuant to the indenture, other than transactions that are permitted as described in the third bullet point under “Sale and Leaseback Transactions,” would not exceed 15% of consolidated net tangible assets.

This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

•	liens existing as of the date when The Boeing Company first issued securities pursuant to the indenture;

•

liens existing on any property of a corporation at the time the corporation is merged into or consolidated with The Boeing Company or a subsidiary; provided the lien is not extended to any principal property immediately prior to the merger or consolidation;

•	liens existing on any property of a corporation at the time it became or becomes a subsidiary;

•	liens securing debt owing by a subsidiary to The Boeing Company or to a subsidiary;

•

liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property, or to secure debt incurred to provide funds for the reimbursement of funds expended for the foregoing purposes;

•

liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts or to secure progress, advance or the acquisition of real or personal property from any governmental body pursuant to any contract or statute;

•

materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s and other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

•	extensions, substitutions, replacements or renewals of the foregoing.

BCC and its subsidiaries are excluded from the restrictions on liens discussed above.

Sale and Leaseback Transactions

So long as any debt securities are outstanding under the senior indenture, The Boeing Company will not, and will not permit any subsidiary to, enter into any sale and leaseback transaction after the date when The Boeing Company first issued securities pursuant to the indenture, covering any principal property, which was or is owned or leased by The Boeing Company or a subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•	the lease is for a temporary period not exceeding three years;

•

the attributable debt of The Boeing Company and its subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when The Boeing Company first issued securities pursuant to the indenture (other than sale and leaseback transactions that are permitted as described in the other bullet points of this paragraph), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the indenture securities, would not exceed 15% of consolidated net tangible assets;

•

an amount equal to the net proceeds of the sale or transfer (but not in excess of the net book value) of the principal property sold or transferred (as determined by The Boeing Company) is applied within 180 days to the voluntary retirement of the indenture securities or other indebtedness of

The Boeing Company (other than indebtedness subordinated to the indenture securities) or indebtedness of a subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the rent payable under the lease is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof; or

•	the lease is with The Boeing Company or another subsidiary.

BCC and its subsidiaries are excluded from the restrictions on sale and leaseback transactions discussed above.

Merger and Sales of Assets

Under each of the indentures, we may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our properties or assets to another person provided that:

•

the corporation formed by such consolidation or into which The Boeing Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of The Boeing Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not The Boeing Company, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective indenture on the part of The Boeing Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of The Boeing Company or a subsidiary as a result of such transaction as having been incurred by The Boeing Company or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

The Boeing Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not The Boeing Company), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective indentures and that all conditions precedent therein provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

The following events, with respect to the debt securities of a series are defined in the indentures as “events of default”:

•

the non-payment of any interest extending 30 days beyond the date such interest payment became due and whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

non-payment of any principal of or premium, if any, on the debt securities of the applicable series as such payments become due whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the deposit of any sinking fund payment on the debt securities of that series when and as due, whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the performance of any other covenant or warranty of The Boeing Company in the respective indenture which remains unremedied for a period of 90 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

The trustee is required, within 90 days after the occurrence of any default which is known to the trustee and is continuing, to give to all holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holder of the debt securities of such series.

If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately. In certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any related coupons, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred or (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

We will be required to file annually with the trustee a certificate as to the absence of defaults under each indenture.

The occurrence of an event of default under an indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register maintained by the trustee.

Modification of the Indentures

Modification and amendment of the indentures may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another corporation to The Boeing Company;

•	to add to the covenants of The Boeing Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon The Boeing Company;

•	to add additional events of default;

•	to change any provision of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of unissued debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, defect or inconsistency in either indenture or both of them; or

•

to supplement any provision of any indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided such action does not adversely affect the interests of holders of the series of debt securities.

Modification and amendment of the indentures may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding debt securities of an affected series; provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

•	reduce the principal amount or rate of interest thereon;

•	change the redemption price, if applicable;

•	change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective indentures;

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority;

•	change any obligation of The Boeing Company to maintain an office or transfer agency; or

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Discharge and Defeasance

Unless otherwise specified in a prospectus supplement, under each of the indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

Each indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (1) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound, (2) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust, and (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The indebtedness evidenced by subordinated debt securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated debt securities will be subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt or any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

If any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of The Boeing Company, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

Senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Conversion Rights

The debt securities may be convertible into our common stock. We will include in the prospectus supplement the terms and conditions, if any, on which the debt securities being offered are convertible. Such terms will include the conversion price, the conversion period, provisions as to whether conversion is mandatory, at our option or the option of the holder, the events requiring adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is subject to the provisions of our Amended and Restated Certificate of Incorporation (the “Charter”), our By-Laws, and the relevant provisions of the laws of the State of Delaware. The total number of shares of capital stock authorized by the Charter is 1,220,000,000, consisting of 1,200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Holders of common stock are entitled to receive such dividends as may be declared by Boeing’s Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which we are a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.

The Charter authorizes the Board of Directors, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7) establish any voting, preemption or conversion privileges.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, to or through underwriters, or directly to other purchasers. Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement. We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular series or issue of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for Boeing by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from our annual report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information that is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our quarterly reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.boeing.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 1-00442) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) until the offering of the securities under the registration statement is terminated or completed:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 8, 2017, as amended on February 10, 2017;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on April 26, 2017 and July 26, 2017;

•	our current reports on Form 8-K filed with the SEC on February 16, 2017, May 3, 2017, June 28, 2017, and August 1, 2017; and

•

the description of our common stock contained in our current report on Form 8-K filed with the SEC on April 30, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request copies of these filings at no cost to you by writing or telephoning us as follows: The Boeing Company, Attention: Corporate Secretary, 100 N. Riverside Plaza, MC 5003-1001, Chicago, Illinois U.S.A. 60606-1596, telephone number (312) 544-2000. Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

$1,500,000,000

The Boeing Company

$400,000,000 2.800% Senior Notes due 2024

$400,000,000 3.200% Senior Notes due 2029

$400,000,000 3.500% Senior Notes due 2039

$300,000,000 3.825% Senior Notes due 2059

PROSPECTUS SUPPLEMENT

February 13, 2019

Joint Book-Running Managers for the 2024 Notes

BofA Merrill Lynch	Citigroup		J.P. Morgan

BBVA	Lloyds Securities	Morgan Stanley	US Bancorp

Joint Book-Running Managers for the 2029 Notes

BofA Merrill Lynch	Goldman Sachs & Co. LLC		MUFG

COMMERZBANK	Credit Agricole CIB	SOCIETE GENERALE	SunTrust Robinson Humphrey

Joint Book-Running Managers for the 2039 Notes

BofA Merrill Lynch	SMBC Nikko		Wells Fargo Securities

Barclays	BNP PARIBAS	RBC Capital Markets	Santander

Joint Book-Running Managers for the 2059 Notes

BofA Merrill Lynch	Credit Suisse		Mizuho Securities

Barclays	BNP PARIBAS	Deutsche Bank Securities	RBC Capital Markets